                                                                    EXHIBIT 21.1

Subsidiaries  of  Datawave  Systems  Inc.  at  the  date  of  filing  the  proxy statement-prospectus:

----------------------------------------------------------------------------------------------------------------
                                        PERCENTAGE OF INTEREST                              JURISDICTION OF
     NAME OF SUBSIDIARY OR ASSOCIATE             HELD             DATE OF INCORPORATION      INCORPORATION
----------------------------------------------------------------------------------------------------------------
DataWave Services (Canada) Inc.                  100%                April 28, 1992        British Columbia
----------------------------------------------------------------------------------------------------------------
DataWave Systems (U.S.) Inc.                     100%               February 8, 1995            Nevada
----------------------------------------------------------------------------------------------------------------
CXP Canada Inc.                                  100%                March 10, 1995             Canada
----------------------------------------------------------------------------------------------------------------
DataWave Services (U.S.) Inc.(1)                 100%               February 8, 1995            Nevada
----------------------------------------------------------------------------------------------------------------
Cardxpress Vending, Inc.                         100%               November 14, 1991          Delaware
----------------------------------------------------------------------------------------------------------------
NextWave Card Corp.                               50%                 June 1, 2003              Alberta
----------------------------------------------------------------------------------------------------------------

(1) Wholly-owned subsidiary of DataWave Systems (U.S.) Inc.